UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2010

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

JW Purchase Agreement

On January 6, 2009, Endeavour Operating Corporation ("Endeavour"), a wholly-owned subsidiary of Endeavour International Corporation, completed the acquisition of interests in the Haynesville and Marcellus shale plays (the "JW Acquisition") through entry into a Purchase Agreement, effective November 1, 2009, with Cohort Energy Company ("Cohort"), a subsidiary of J-W Operating Company, and Endeavour (the "JW Purchase Agreement"). Under the terms and conditions of the JW Purchase Agreement, Endeavour acquired 50% of Cohort’s working interest in certain oil and gas leases covering approximately 66,000 gross (27,000 net) acres in North Louisiana/East Texas and Western Pennsylvania (the "JW Project Area") for an initial purchase price of $15,000,0000.

JW Participation Agreement

In connection with closing of the JW Acquisition, Endeavour also entered into a Participation Agreement, effective November 1, 2009, with Cohort (the "JW Participation Agreement").

Under the terms and conditions of the JW Participation Agreement, Endeavour entered into a joint venture with Cohort to develop the JW Project Area (the "JW Joint Venture"). For a period of forty-eight months beginning on November 1, 2009, Endeavour granted Cohort the exclusive right to propose new wells for development by the JW Joint Venture (the "JW Exclusivity Period") and agreed to pay certain costs and expenses incurred in connection with the drilling and completion of all wells during the JW Exclusivity Period, subject to certain limitations. Once these obligations cease, Endeavour and Cohort will share all costs of the JW Joint Venture operations within the area of mutual interest (including the JW Project Area) in accordance with their participation interests, which are expected to be on a 50/50 basis.

The JW Participation Agreement provides that Cohort will serve as operator for all of the JW Joint Venture’s wells in the JW Project Area.

Hillwood Purchase and Sale and Participation Agreement

On January 6, 2009, Endeavour closed on the Purchase and Sale and Participation Agreement (the "Hillwood Agreement") with Hillwood Energy Alabama LP ("Hillwood"). Under the terms and conditions of the Hillwood Agreement, effective November 10, 2009, Endeavour acquired 50% of Hillwood’s working interest in certain oil and gas leases covering approximately 160,000 gross acres (63,000 net acres) in Alabama (the "Hillwood Project Area") for an initial purchase price of approximately $7,500,0000.

In addition, Endeavour also entered into a joint venture with Hillwood to develop the Hillwood Project Area (the "Hillwood Joint Venture"). The Hillwood Agreement provides that Endeavour will bear certain costs and expenses incurred in the drilling and completion of wells jointly drilled in the Hillwood Project Area, subject to certain limitations. Once such obligations have ceased, Endeavour and Hillwood will share all costs of the Hillwood Joint Venture operations within an area of mutual interest (including the Hillwood Project Area) in accordance with their participation interests which are expected to be on a 50/50 basis.

The Hillwood Agreement provides that Hillwood will serve as operator of the Hillwood Project Area.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

January 11, 2010	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Financial Officer and Senior Vice President